UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): January 5, 2005


                          MONTGOMERY REALTY GROUP, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                     000-30724                88-0377199
--------------------------------      --------------         -------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

              400 Oyster Point Blvd., Suite 415
               South San Francisco, California                  94080
          ----------------------------------------           ------------
          (Address of principal executive offices)            (Zip Code)

                                 (650) 266-8080
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On January 5, 2005, Montgomery Realty Group, Inc. (the "Company") closed the sale of its Orchard Supply Shopping Center to MPK, LLC, an unaffiliated third party, for a purchase price of $7,950,000. Under the terms of the agreement, the purchaser assumed the existing first mortgage on the property of $4,746,209, resulting in cash to the Company after commissions and costs of $2,748,803. The Company anticipates that the total gain from the sale of the property will be reported as approximately $3.8 million.

         A fee of $100,000 was paid to an unaffiliated broker and a fee of $238,500, or 3% of the purchase price, was paid to Diversified Investment & Management Corporation ("DIMC"), an entity that is owned by Dinesh Maniar, the principal stockholder of the Company. The payment of the fee to DIMC was authorized by the Company's independent audit committee prior to the closing of the transaction.

         Additionally, $130,000 was paid to Mr. Maniar at closing in repayment of loans from Mr. Maniar to the Company in the fourth quarter of the year ended December 31, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MONTGOMERY REALTY GROUP, INC.



Date: January 10, 2005                           By  /s/ Dinesh Maniar
                                                    ----------------------------
                                                    Dinesh Maniar
                                                    Chief Executive Officer

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